UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2015
Remark Media, Inc.

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3930 Howard Hughes Parkway, Suite 400 Las Vegas, NV	89169	702-701-9514
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective on June 4, 2015, the Board of Directors (the “Board”) of Remark Media, Inc. (“we”, “us” or “our”) authorized and declared a dividend distribution of one right (a “Right”) for each outstanding share of our common stock, par value $0.001 per share (the “Common Shares”), to stockholders of record as of the close of business on June 15, 2015 (the “Record Date”). Each Right entitles the registered holder to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Shares”), at an exercise price of $19.00 per one one-thousandth of a Preferred Share, subject to adjustment (the “Exercise Price”). The complete terms of the Rights are set forth in the Tax Benefit Preservation Plan (the “Rights Plan”), dated as of June 4, 2015, between us and Computershare Inc., as rights agent.

By adopting the Rights Plan, our Board is helping to preserve the value of certain deferred tax benefits, including those generated by net operating losses (collectively, the “Tax Benefits”). Our ability to use these Tax Benefits would be substantially limited if we were to experience an “ownership change” as defined under §382 of the Internal Revenue Code of 1986, as amended (the “Code”). In general, an ownership change would occur if there is a greater than 50-percentage point change in ownership of securities by stockholders owning (or deemed to own under §382 of the Code) five percent or more of a corporation’s securities over a rolling three-year period. The Rights Plan reduces the likelihood that changes in our investor base have the unintended effect of limiting our use of our Tax Benefits. Our Board believes it is in our best interest and that of our stockholders that we provide for the protection of the Tax Benefits by adopting the Rights Plan.

We intend the Rights Plan to act as a deterrent to any person acquiring 4.99% or more of the outstanding Common Shares without the approval of our Board, which would protect the Tax Benefits because changes in ownership by a person owning less than 4.99% of the Common Shares are not included in the calculation of “ownership change” for purposes of §382 of the Code. Our Board has established procedures to consider requests to exempt certain acquisitions of our securities from the Rights Plan if the Board determines that doing so would not limit or impair the availability of the Tax Benefits or is otherwise in our best interests.

The following summary of the terms of the Rights Plan does not purport to be complete and is qualified in its entirety by reference to the Rights Plan, a copy of which is attached as Exhibit 4.1 and incorporated herein by reference.

Distribution and Transfer of Rights; Rights Certificates

Our Board has declared a dividend of one Right for each outstanding Common Share. Prior to the Distribution Date referred to below:

•
the Rights will be evidenced by and trade with the certificates for the Common Shares (or, with respect to any uncertificated Common Shares registered in book entry form, by notation in book entry), and no separate rights certificates will be distributed;

•
new Common Shares certificates issued after the Record Date will contain a legend incorporating the Rights Plan by reference (for uncertificated Common Shares registered in book entry form, this legend will be contained in a notation in book entry); and

•
the surrender for transfer of any certificates for Common Shares (or the surrender for transfer of any uncertificated Common Shares registered in book entry form) will also constitute the transfer of the Rights associated with such Common Shares.

Rights will accompany any new Common Shares that are issued after the Record Date.

Distribution Date

Subject to certain exceptions specified in the Rights Plan, the Rights will separate from the Common Shares and become exercisable following (i) the 10th business day (or such later date as may be determined by the Board) after the public announcement that an Acquiring Person (as defined below) has acquired beneficial ownership of 4.99% or more of the Common Shares or (ii) the 10th business day (or such later date as may be determined by the Board) after a person or group announces a tender or exchange offer that would result in ownership by a person or group of 4.99% or more of the Common Shares.

The date on which the Rights separate from the Common Shares and become exercisable is referred to as the “Distribution Date.”

After the Distribution Date, we will send Rights certificates to stockholders holding Common Shares as of the close of business on the Distribution Date and the Rights will become transferable apart from the Common Shares. Thereafter, such Rights certificates alone will represent the Rights.

Preferred Shares Purchasable Upon Exercise of Rights

After the Distribution Date, each Right will entitle the holder to purchase, for the Exercise Price, one one-thousandth of a Preferred Share having economic and other terms similar to that of one Common Share. This portion of a Preferred Share is intended to give the stockholder approximately the same dividend, voting and liquidation rights as would one Common Share, and should approximate the value of one Common Share.

More specifically, each one one-thousandth of a Preferred Share, if issued, will:

•	not be redeemable;

•	entitle holders to quarterly dividend payments of $0.001 per share, or an amount equal to the dividend paid on one Common Share, whichever is greater;

•	entitle holders upon liquidation either to receive $1.00 per share or an amount equal to the payment made on one Common Share, whichever is greater;

•	have the same voting power as one Common Share; and

•	entitle holders to a per share payment equal to the payment made on one Common Share, if the Common Shares are exchanged via merger, consolidation or a similar transaction.

Flip-In Trigger

If a person or group of affiliated or associated persons (an “Acquiring Person”) obtains beneficial ownership of 4.99% or more of the Common Shares, except pursuant to an offer for all outstanding Common Shares that the independent members of the Board determine to be fair and not inadequate and to otherwise be in our best interest and that of our stockholders after receiving advice from one or more investment banking firms, then each Right will entitle the holder thereof to purchase, for the Exercise Price, a number of Common Shares (or, in certain circumstances, cash, property or other of our securities) having a then-current market value of twice the Exercise Price. However, the Rights are not exercisable following the occurrence of the foregoing event until such time as the Rights are no longer redeemable by us, as further described below.

Following the occurrence of an event set forth in preceding paragraph, all Rights that are or, under certain circumstances specified in the Rights Plan, were beneficially owned by an Acquiring Person or certain of its transferees will be null and void.

Any person who, together with its affiliates and associates, beneficially owns 4.99% or more of the outstanding Common Shares as of the time of the first public announcement of the Rights Plan (an “Exempt Person”) shall not be deemed an Acquiring Person, but only for so long as such person, together with its affiliates and associates, does not become the beneficial owner of any additional Common Shares while such person is an Exempt Person. A person will cease to be an Exempt Person if such person, together with such person’s affiliates and associates, becomes the beneficial owner of less than 4.99% of the outstanding Common Shares.

Flip-Over Trigger

If, after an Acquiring Person obtains 4.99% or more of the Common Shares, (i) we merge into another entity, (ii) an acquiring entity merges into us or (iii) we sell or transfer more than 50% of our assets, cash flow or earning power, then each Right (except for Rights that have previously been voided as set forth above) will entitle the holder thereof to purchase, for the

Exercise Price, a number of shares of common stock of the person engaging in the transaction having a then-current market value of twice the Exercise Price.

Redemption of the Rights

The Rights will be redeemable at our option for $0.001 per Right (payable in cash, Common Shares or other consideration deemed appropriate by the Board) at any time on or prior to the 10th business day (or such later date as may be determined by the Board) after the public announcement that an Acquiring Person has acquired beneficial ownership of 4.99% or more of the Common Shares. Immediately upon the action of the Board ordering redemption, the Rights will terminate and the only right of the holders of the Rights will be to receive the $0.001 redemption price. The redemption price will be adjusted if we undertake a stock dividend or a stock split.

Exchange Provision

At any time after the date on which an Acquiring Person beneficially owns 4.99% or more of the Common Shares and prior to the acquisition by the Acquiring Person of 50% of the Common Shares, the Board may exchange the Rights (except for Rights that have previously been voided as set forth above), in whole or in part, for Common Shares at an exchange ratio of one Common Share per Right (subject to adjustment). In certain circumstances, we may elect to exchange the Rights for cash or other of our securities having a value approximately equal to one Common Share.

Expiration of the Rights

The Rights expire on the earliest of (i) 5:00 p.m., New York time, on the date that the votes of our stockholders, with respect to our 2015 Annual Meeting of Stockholders, are certified, unless the continuation of the Rights Plan is approved by the affirmative vote of the majority of the votes cast at the meeting (or any adjournment or postponement thereof) duly held in accordance with our Amended and Restated Bylaws, as amended, and applicable law; (ii) 5:00 p.m., New York time, on June 4, 2018; (iii) the time at which the Rights are redeemed or exchanged under the Rights Plan; (iv) the repeal of §382 or any successor statute and the Board’s determination that the Rights Plan is no longer necessary for preservation of our Tax Benefits; or (v) the beginning of one of our taxable years to which the Board determines that no Tax Benefits may be carried forward.

Amendment of Terms of Rights Plan and Rights

The terms of the Rights and the Rights Plan may be amended in any respect without the consent of the holders of the Rights on or prior to the Distribution Date. Thereafter, the terms of the Rights and the Rights Plan may be amended without the consent of the holders of Rights to (i) cure any ambiguities, (ii) shorten or lengthen any time period pursuant to the Rights Plan or (iii) make changes that do not adversely affect the interests of holders of the Rights.

Voting Rights; Other Stockholder Rights

The Rights will not have any voting rights. Until a Right is exercised, the holder thereof, as such, will have no separate rights as one of our stockholders.

Anti-Dilution Provisions

Our Board may adjust the Exercise Price, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Preferred Shares or Common Shares.

With certain exceptions, no adjustments to the Exercise Price will be made until the cumulative adjustments sum to at least 1% of the Exercise Price. No fractional Preferred Shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the current market price of the Preferred Shares.

Taxes

The distribution of Rights should not be taxable for federal income tax purposes. However, following an event that renders the Rights exercisable or upon redemption of the Rights, stockholders may recognize taxable income.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

In connection with the adoption of the Rights Plan, on June 4, 2015, we filed a Certificate of Designation of Series A Junior Participating Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. A copy of the Certificate of Designation is attached as Exhibit 3.1 and incorporated herein by reference.

The Certificate of Designation sets forth the Preferred Shares’ rights, powers and preferences, which are summarized in Item 1.01 and incorporated herein by reference.

Item 8.01	Other Events.

On June 4, 2015, we issued a press release announcing the adoption of the Rights Plan and the declaration of the dividend of the Rights. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Designation of Series A Junior Participating Preferred Stock of Remark Media, Inc. as filed with the Secretary of State of the State of Delaware on June 4, 2015
4.1	Tax Benefit Preservation Plan, dated June 4, 2015, by and between Remark Media, Inc. and Computershare Inc., as Rights Agent
99.1	Press Release of Remark Media, Inc., dated June 4, 2015

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Remark Media, Inc.

Date:	June 4, 2015	By:	/s/ Douglas Osrow
		Name:	Douglas Osrow
		Title:	Chief Financial Officer